Report of Independent Registered
Public Accounting Firm

To the Board of Trustees
and Shareholders
Green Century Funds:

In planning and performing our audit
of the financial statements of the
Green Century Balanced Fund and the
Green Century Equity Fund (the Funds),
as of and for the year ended
July 31, 2014, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States), we considered the Funds
internal control over financial
reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose of expressing our opinion
on the financial statements and to
comply with the requirements of
Form N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Funds internal
control over financial reporting.
Accordingly, we express no such opinion.

Management of the Funds is responsible
for establishing and maintaining
effective internal control over
financial reporting. In fulfilling this
responsibility, estimates and judgments
by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the funds
(2) provide reasonable assurance that
transactions are recorded as necessary
to permit preparation of financial
statements in accordance with generally
accepted accounting principles, and that receipts and expenditures of the funds are being made only in accordance with authorizations of management and directors of the fund and
(3) provide reasonable assurance
regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the funds assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with
policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or
detect misstatements on a timely basis.
A material weakness is a deficiency,
or a combination of deficiencies, in
internal control over financial
reporting, such that there is a
reasonable possibility that a material
misstatement of the Funds annual or
interim financial statements will not
be prevented or detected
on a timely basis.

Our consideration of Funds internal
control over financial reporting was
for the limited purpose described in
the first paragraph and would not
necessarily disclose all deficiencies
in internal control that might be
material weaknesses under standards
established by the Public Company
Accounting Oversight Board
(United States). However, we noted no
deficiencies in the Funds internal
control over financial reporting and
its operations, including controls
over safeguarding securities that we
consider to be a material weakness
as defined above as of July 31, 2014.

This report is intended solely for
the information and use of management
and the Board of Trustees of the Funds
and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone
other than these specified parties.

/s/ KPMG LLP

Boston, Massachusetts
September 25, 2014